EXHIBIT 4.2


                         FIRST AMENDMENT
                             TO THE
                       FISHER-PRICE, INC.
                      MATCHING SAVINGS PLAN


          WHEREAS, pursuant to Section 10.01 of the Fisher-Price,

Inc. Matching Savings Plan ("the Plan"), the Company reserved the right to amend the Plan by a written instrument executed by it and delivered to the Trustees;



          NOW THEREFORE, the Plan is hereby amended in the

following respects:



          1.   Section 3.03 is deleted in its entirety and the

     following is substituted therefor:


               Section 3.03.  Discretionary Matching
          Contribution. For each Plan Year, the Company shall contribute to the Plan on behalf of each Qualified Participant (as defined in Section 3.08(e)) an amount determined in the sole discretion of the Company (the "Discretionary Matching Contribution"). The amount of the Discretionary Matching Contribution on behalf of any Qualified Participant shall not exceed 3% of his or her Compensation for such Plan Year.

          2.   Section 3.08(d) is deleted in its entirety and the

     following is substituted therefor:


               (d)  Allocation of Discretionary Matching
          Contributions. Upon the payment of the Discretionary Matching Contribution by the Company to the Trustees, the Plan Administrator shall allocate the Discretionary Matching Contribution for such Plan Year, if any, to the Company Contribution Account of each Qualified Participant in the same proportion that the Salary Reduction Contributions of such Qualified Participant for the Plan Year bears to the total Salary Reduction Contributions of all Qualified Participants for such Plan Year. Notwithstanding the foregoing, the allocation under this Subsection (d) with respect to


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          any Qualified Participant shall not exceed 3% of his or
          her Compensation for such Plan Year. The allocation determined under this Subsection (d) shall be adjusted by an amount determined pursuant to Section 3.10, if any.

          3.   Section 3.08 is hereby amended by adding a new

     Subsection (e) at the end thereof to read in its entirety as follows:

               (e) Qualified Participant. The term "Qualified Participant" for any Plan Year means a Participant who (1) is employed by the Company on the last day of the Plan Year and (2) is not a corporate vice-president or executive officer.

          4.   Section 3.09 is deleted in its entirety and the

     following is substituted therefor:


               Section 3.09. Compensation. Unless otherwise provided, the term "Compensation" for any Plan Year means the total amount paid or made available by the Company to a Participant during such Plan Year constituting wages as generally defined in Section 3401(a) of the Code determined without regard to any rules that limit the amount included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

               Compensation shall not include amounts
          representing cash or merchandise prizes awarded for suggestions or ideas, commissions, special allowances, expense reimbursements, severance pay, pay for inactive status pending retirement, any profits under stock option plans, any payments out of the short term or long term disability plans or sickness and accident plans, or any compensation the receipt of which is deferred pursuant to a plan or contract.

               Notwithstanding the foregoing, "Compensation" shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

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               Any questions as to whether any other amounts paid
          to a Participant constitutes Compensation shall be determined by the Company.

               The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000. Such $200,000 limitation shall be adjusted at the same time and in the same manner as permitted under Section 415(d) of the Code. If the Compensation of a Participant is determined on a period of time fewer than 12-months, then the $200,000 limitation shall be prorated for the number of full calendar months in such period. In determining the Compensation of a Qualified Participant for purposes of this $200,000 limitation, the rules of Section 414(q)(6) of the Code shall apply, except, in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the Taxable Wage Base), the limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this
          Section 3.06 prior to the application of this limitation.

               Notwithstanding any provision in this Section to the contrary, Compensation of a Participant for a Plan
          Year shall be limited to his or her Compensation earned while a Participant.

          5.   Section 3.11 is deleted in its entirety and the

     following is substituted therefor:


               Section 3.11.  ADP Test.

               (a) In General. Annual allocations derived from Salary Reduction Contributions to the Participants'
          Savings Accounts must satisfy one of the following tests:


                    (1)  The 125% Test.  The Average ADP for
          Participants who are Highly Compensated Employees shall not exceed the Average ADP for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or

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                    (2)  The Alternative Limitation Test.  The
          Average ADP for Participants who are Highly Compensated Employees shall not exceed the lesser of (i) the Average ADP for Participants who are Nonhighly Compensated Employees multiplied by 2 and (ii) the Average ADP for Participants who are Nonhighly Compensated Employees plus 2 percentage points or such lesser amount determined pursuant to the provisions of
          Section 3.13(c)(1) to prevent the multiple use of the alternative limitation under this subsection and
          Section 3.13(a)(2).

               The Plan Administrator may calculate the ADPs of Participants and, thus, determine whether the Plan satisfies the ADP Test under this Section by treating all or part of the Qualified Matching Contributions made with respect to any or all of the Participants as Salary Reduction Contributions. The Plan Administrator may not treat Qualified Matching Contributions as Salary Reduction Contributions unless the Qualified Matching Contributions satisfy the conditions set forth in Section 1.401(k)-1(b)(5) of the Treasury Regulations.

               The Plan Administrator shall maintain records that demonstrate satisfaction of the ADP Test under this Section, including the extent to which the Plan treated Qualified Matching Contributions as Salary Reduction Contributions to satisfy the ADP Test.

               (b) Definitions. The following definitions apply for purposes of the Plan:

                    (1) ADP, with respect to a Participant, shall mean the ratio (expressed as a percentage) of the amount of Salary Reduction Contributions and amounts treated as Salary Reduction Contributions, if any, allocated to the Participant's account for a Plan Year to the Participant's ADP Compensation for the Plan
          Year.

                    (2)  Average ADP, with respect to a group of
          Participants, shall mean the average of the ADPs for the group of Participants.

                    (3)  ADP Compensation, with respect to any
          Participant, shall be determined by the Plan
          Administrator in a manner that satisfies the requirement of Section 414(s) of the Code and the regulations thereunder. The period used to determine a Participant's ADP Compensation for a Plan Year is

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                               -5-


          either the Plan Year or the calendar year ending within the Plan Year. Whichever period is selected must be applied uniformly to determine the ADP Compensation of every Participant for the Plan Year. If the Participant participated in the Plan for less than the full Plan Year or calendar year, the Plan may take into account ADP Compensation for that portion of the Plan Year or calendar year during which the Participant actually participated, provided this limit is applied uniformly for all Participants for the Plan Year.

                    (4)    Highly Compensated Employee.

                         (i)  In General.  The term "Highly
               Compensated Employee" means an employee who is either a Highly Compensated Active Employee or a Highly Compensated Former Employee.

                         (ii) Highly Compensated Active Employee.
               A "Highly Compensated Active Employee" is any employee who, with respect to the Company,
               (A) performs services during the Look-Back Year and (B) is included in any one or more of the groups described for purposes of the Look-Back Year calculation in subparagraph (iii).

                         (iii)  Look-Back Year Calculation.  For
               purposes of subparagraph (ii), the following employees shall be Highly Compensated Employees with respect to the Look-Back Year:

                               (A)  employees who were 5-percent
                    owners at any time during the Look-Back Year;

                               (B)  employees who receive
                   Compensation in excess of $75,000 during the Look-Back Year;

                               (C)  employees who receive
                    Compensation in excess of $50,000 during the Look-Back Year and are members of the Top-
                    Paid Group for the Look-Back Year; and

                               (D)  employees who were Includible
                    Officers during the Look-Back Year.

                         (iv)  Determination Year Calculation.
               The Company elects pursuant to Regulation Section 1.414(q)IT, Q & A-14(b) to make the calendar year calculation election. Therefore, no Determination Year Calculation is required.

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                               -6-


                         (v)  Look-Back Year.  The term
               "Look-Back Year" means the Plan Year.

                         (vi)  Top-Paid Group.  The term
               "Top-Paid Group" means, with respect to a particular year, the group consisting of the top 20 percent of the Company's employees when ranked on the basis of Compensation received from the Company during such year. The number of employees in the Top-Paid Group for a particular year is equal to 20 percent of the total number of active employees of the Company for such year, reduced by those active employees excluded under Sections 1.414(q)-1T, Q & A-9(b)(1)(i), (ii) and (iii) of
               the Treasury Regulations.

                         (vii)  Includible Officers.  The term
               "Includible Officer" means an employee who is
               (A) an officer of the Company (within the meaning of Section 416(i) of the Code and the regulations thereunder) at any time during the Look-Back Year and (B) receives compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins. If no officer of the Company satisfies the Compensation requirement of
               (B) above, the highest paid officer of the Company for such year is treated as a Highly Compensated Employee. Notwithstanding the foregoing, the determination of which employees are Includible Officers shall be subject to the maximum inclusion limitations of Section 1.414(q)-1T, Q & A-10(b) of the Treasury Regulations.

                         (viii)  Highly Compensated Former
               Employee. A "Highly Compensated Former Employee" for a Look-Back Year is any former employee of the Company who, with respect to the Company,
               (A) performs no services for the Company in the Look-Back Year, (B) had a Separation Year prior to the Look-Back Year and was (C) a Highly Compensated Active Employee for either (I) such employee's Separation Year, or (II) any Look-Back Year ending on or after the employee's 55th birthday.

                         (ix)  Separation Year.  The term
               "Separation Year" means the Look-Back Year during which the employee separates from the service of the Company.

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                         (x)  Family Aggregation.  If an
               employee is, during a Look-Back Year, a Family Member of either a (A) 5-percent owner who is an active or former employee or (B) a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of Compensation paid by the Company during such year, then the Family Member and the 5-percent owner or top-ten Highly Compensated Employee shall be aggregated and shall be treated as a single employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions of the Family Member and 5-percent owner or top-ten Highly Compensated Employee.

                         (xi)  Family Member.  The term "Family
               Member" means the spouse, lineal ascendants and descendants of the employee or former employees, and the spouses of such lineal ascendants and descendants.

                    (5) Nonhighly Compensated Employee shall mean an Eligible Employee who is not a Highly Compensated
          Employee.

                    (6)  Nonelective Contributions are
          contributions to the Plan made by the Company which are not made pursuant to a Participant's salary reduction contribution election under Section 3.01.

                    (7)  Qualified Matching Contributions are
          Matching Contributions or Discretionary Matching Contributions that are 100% nonforfeitable at all times and satisfy the requirements set forth in Section 1.401(k)-1(g)(13)(iii) of the Treasury Regulations.

               (c)  Special Rules.

                    (1) Plan Aggregation - 410(b). For purposes of this Section, if the Plan and one or more other plans which include cash or deferred arrangements actually are aggregated for purposes of Section 410(b) (other than for purposes of the average benefit percentage test) of the Code, the cash or deferred arrangements included in the Plan and such other plans shall be treated as a single cash or deferred arrangement for purposes of Section 401(k) of the Code and Section 1.401(k)-1(b) of the Treasury Regulations. Plans are aggregated under this paragraph only if they have the same plan year.

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                               -8-


                    (2)  Plan Aggregation - Highly Compensated
          Employee. For purposes of this Section, if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of the Company, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for purposes of determining the ADP of the Highly Compensated Employee unless such aggregation is prohibited by Section 1.401(k)-1(g)(1)(ii)(B) of the Treasury Regulations.
          If the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

                    (3)  Family Aggregation.  If a Highly
          Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such employee is either a five-percent owner or one of the ten most Highly Compensated Employees, the combined ADP for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Salary Reduction Contributions, Compensation, and amounts treated as Salary Reduction Contributions, if any, of all the eligible family members. The Salary Reduction Contributions, Compensation, and amounts treated as Salary Reduction Contributions, if any, are disregarded for purposes of determining the Average ADP for the Nonhighly Compensated Employees. If a Participant is required to be aggregated as a member of more than one family group in the Plan, all Participants who are members of those family groups that include that Participant are aggregated as one family group.

          6.   Section 3.12 is deleted in its entirety and the

     following is substituted therefor:


               Section 3.12.  Distribution of Excess
          Contributions.

               (a) In General. If for any Plan Year there are any Excess Contributions, then on or before the 15th day of the third month following the end of such Plan Year, each Highly Compensated Employee having the highest ADP shall have his or her portion of the Excess Contributions distributed to him or her until one of the two tests set forth in Section 3.11(a) is satisfied, or until his or her ADP equals the ADP of the Highly Compensated Employee or Employees having the

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                               -9-


          next highest ADP. This process must be repeated until one of the two tests set forth in Section 3.11(a) is satisfied. In no case may the amount of Excess Contributions to be distributed for a Plan Year with respect to any Highly Compensated Employee exceed the Highly Compensated Employee's Salary Reduction Contributions for the Plan Year.

               Distributions of Excess Contributions shall be made first from unmatched Salary Reduction Contributions and, thereafter, simultaneously from Salary Reduction Contributions that are matched and Matching Contributions that relate to such Salary Reduction Contributions. However, any such Matching Contributions which are not vested shall be forfeited in lieu of being distributed.

               Notwithstanding the foregoing, if the Plan
          Administrator treats Qualified Matching Contributions as Salary Reduction Contributions for purposes of the ADP Test, distributions of Excess Contributions shall be made first from unmatched Salary Reduction Contributions and, thereafter, simultaneously from Salary Reduction Contributions and Qualified Matching Contributions that relate to such Salary Reduction Contributions.

               (b)  Excess Contributions.  The term "Excess
          Contributions" means, with respect to a Plan Year, the excess of Salary Reduction Contributions, and Qualified Matching Contributions, to the extent they are treated as Salary Reduction Contributions for purposes of the ADP Test, over the maximum amount of such contributions permitted under Section 3.11(a). Excess Contributions also shall include the income allocable to the excess described in the preceding sentence. The income allocable to Excess Contributions shall be determined in accordance with subsection (d).

               (c) Family Aggregation. The determination and correction of Excess Contributions of a Highly Compensated Employee whose ADP is determined in accordance with the family aggregation rules of
          Section 3.11(c)(3) is accomplished by reducing the ADP as required by subsection (a) and allocating the Excess Contributions for the family group among the family members in proportion to the Salary Reduction Contributions of each family member that is combined to determine the ADP.

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                               -10-


               (d) Allocable Income/Loss. A Participant's Excess Contributions with respect to a Plan Year shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of (1) income or loss for the Plan Year allocable to Salary Reduction Contributions and amounts treated as Salary Reduction Contributions multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the sum of (i) the total account balance of the Participant attributable to Salary Reduction Contributions and amounts treated as Salary Reduction Contributions, if any, as of the beginning of the Plan Year, plus (ii) the Participant's Salary Reduction Contributions and amounts treated as Salary Reduction Contributions, if any, for the Plan Year and for the Gap Period; and (2) ten percent of the amount determined under (1) above multiplied by the number of whole calendar months that have elapsed during the Gap Period. When calculating the number of calendar months in (2) above, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the first day of the next subsequent month. For purposes of this subsection, the term "Gap Period" means the period between the end of the Plan Year and the date of distribution.

          7.   Section 3.13 is deleted in its entirety and the

     following is substituted therefor:

               Section 3.13.  ACP Test.

               (a)  In General.  Annual allocations derived from
          Matching Contributions to the Company Contribution
          Accounts must satisfy one of the following tests:

                    (1)  The 125% Test.  The Average ACP for
          Participants who are Highly Compensated Employees shall not exceed the Average ACP for Participants who are Nonhighly Compensated Employees multiplied by 1.25.

                    (2)  The Alternative Limitation Test.  The
          Average ACP for Participants who are Highly Compensated
          Employees shall not exceed the lesser of (i) the Average ACP for Participants who are Nonhighly
          Compensated Employees multiplied by two and (ii) the

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                               -11-


          Average ACP for Participants who are Nonhighly
          Compensated Employees plus two percentage points or such lesser amount determined pursuant to the provisions of Section 3.13(c)(1) to prevent the multiple use of the alternative limitation under this subsection and Section 3.11(a)(2).

               The Plan Administrator may calculate the ACPs of Participants and, thus, determine whether the Plan satisfies the ACP Test under this Section by treating all or part of the Salary Reduction Contributions as Matching Contributions. The Plan Administrator may not treat Salary Reduction Contributions as Matching Contributions unless the Salary Reduction Contributions satisfy the conditions set forth in Section 1.401(m)- 1(b)(5) of the Treasury Regulations. The Plan Administrator may not include Salary Reduction Contributions in the ACP Test unless the Plan satisfies the ADP Test both with and without the Salary Reduction Contributions included in the ACP Test.

               The Plan Administrator shall maintain records that demonstrate satisfaction of the ACP Test under this Section, including the extent to which the Plan treated
          Salary Reduction Contributions as Matching
          Contributions to satisfy the ACP Test.

               (b) Definitions. The following definitions apply for purposes of the Plan:

                    (1) ACP, with respect to a Participant, shall mean the ratio (expressed as a percentage) of the amount of Matching Contributions and Discretionary Matching Contributions and amounts treated as Matching Contributions allocated to the Participant's account for a Plan Year to the Participant's ACP Compensation for the Plan Year.

                    (2)  Average ACP, with respect to a group of
          Participants, shall mean the average of the ACPs for the group of Participants.

                    (3)  ACP Compensation shall have the same
          meaning as the term ADP Compensation, as defined in
          Section 3.11(1)(b)(3).

               (c)  Special Rules.

                    (1)  Multiple Use.  If (i) the sum of the
          Average ADP of the entire group of eligible Highly
          Compensated Employees under the Plan and the Average

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                               -12-


          ACP of the entire group of eligible Highly Compensated Employees under the Plan exceeds the Aggregate Limit,
          (ii) the Average ADP of the entire group of eligible Highly Compensated Employees exceeds the amount described in the 125% Test under Section 3.11(a)(1), and (iii) the Average ACP of the entire group of eligible Highly Compensated Employees exceeds the amount described in the 125% Test under
          Section 3.13(a)(1), then the Average ADP or ACP of those Highly Compensated Employees will be reduced so that the Aggregate Limit is not exceeded. The amount of the reduction of the Average ADP or ACP of the entire group of Highly Compensated Employees needed to satisfy the Aggregate Limit is calculated in the manner described in Section 3.12(a) or 3.14(a) and shall be treated as Excess Contributions or Excess Aggregate Contributions. For purposes of the Multiple Use Test, the ADP and the ACP are determined after any corrections required to meet the ADP Test and the ACP Test.

               The "Aggregate Limit" shall mean the greater of:

               (A) the sum of (I) 1.25 times the greater of (I) the Average ADP of the Nonhighly Compensated Employees for the Plan Year (the "Relevant ADP") or (II) the Average ACP of the Nonhighly Compensated Employees for the Plan Year (the "Relevant ACP"), and (ii) two percentage points plus the lesser of the Relevant ADP or the Relevant ACP, provided that this amount does not exceed two times the lesser of the Relevant ADP or the Relevant ACP; or

               (B)  sum of (I) 1.25 times the lesser of the
     Relevant ADP or the Relevant ACP, and (ii) two percentage points plus the greater of the Relevant ADP or the Relevant ACP, above, provided that this amount does not exceed two times the greater of the Relevant ADP or the Relevant ACP.

                    (2) Plan Aggregation - 410(b). For purposes of this Section, if the Plan and one or more other plans actually are aggregated for purposes of
          Section 410(b) (other than for purposes of the average percentage test) of the Code, then the Plan and such other plans shall be treated as a single plan for purposes of Section 401(m) of the Code. Plans are aggregated under this paragraph only if they have the same plan year.

                    (3)  Plan Aggregation - Highly Compensated
          Employee. For purposes of this Section, if a Highly Compensated Employee is a participant in two or more plans of the Company to which employer contributions, matching contributions or both are made, all such plans shall be treated as one plan for purposes of determining the ACP of the Highly Compensated Employee unless such aggregation is prohibited by Section 1.401(m)-1(f)(1)(ii)(B) of the Treasury Regulations.
          If the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single arrangement.

                    (4)  Family Aggregation.  If a Highly
          Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such employee is either a five-percent owner or one of the ten most Highly Compensated Employees, the combined ACP for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Matching Contributions, Discretionary Matching Contributions, Compensation, and amounts treated as Matching Contributions, if any, of all the eligible family members. The Matching Contributions, Discretionary Matching Contributions, amounts treated as Matching Contributions, if any, and Compensation of all family members as disregarded for purposes of determining the Average ACP for the Highly Compensated Employees and the Nonhighly Compensated Employees. If a Participant is required to be aggregated as a member of more than one family group in the Plan, all Participants who are members of those family groups that include that Participant are aggregated as one group.

          8.   Section 3.14 is deleted in its entirety and the

     following is substituted therefor:



               Section 3.14.  Distribution of Excess Aggregate
          Contributions.

               (a) In General. If for any Plan Year there are Excess Aggregate Contributions, then on or before the 15th day of the third month following the end of such Plan Year, each Highly Compensated Employee having the highest ACP shall have his or her portion of the Excess Aggregate Contributions distributed to him or her, or, if forfeitable, forfeit such nonvested Excess Aggregate Contributions attributable to Matching Contributions until one of the two tests set forth in Section 3.13(a) is satisfied, or until his or her ACP equals the ACP of the Highly Compensated Employee or Employees having the next highest ACP. This process must be repeated until one of the two tests set forth in Section 3.13(a) is satisfied.

               The Plan Administrator will treat a Highly
          Compensated Employee's allocable share of Excess Aggregate Contributions, on a pro rata basis, as attributable to Matching Contributions, Discretionary Matching Contributions, and to Salary Reduction Contributions treated as Matching Contributions for purposes of the ACP Test.

               (b) Excess Aggregate Contributions. The term "Excess Aggregate Contributions" means, with respect to a Plan Year, the excess of Matching Contributions, Discretionary Matching Contributions and Salary Reduction Contributions, to the extent they are treated as Matching Contributions for purposes of the ACP Test, over the maximum amount of such contributions permitted under Section 3.13(a). Excess Aggregate Contributions shall also include the income allocable to the excess described in the preceding sentence. The income allocable to Excess Aggregate Contributions shall be determined in accordance with subsection (d).

               (c) Family Aggregation. The determination and correction of Excess Aggregate Contributions of a Highly Compensated Employee whose ACP is determined in accordance with the family aggregation rules of
          Section 3.13(c)(3) is accomplished by reducing the ACP as required by subsection (a) and allocating the Excess Aggregate Contributions for the family group among the family members in proportion to the Matching Contributions, Discretionary Matching Contributions and amounts treated as Matching Contributions for purposes of the ACP Test, if any, of each family member that are combined to determine the ACP.

               (d) Allocable Income/Loss. A Participant's Excess Aggregate Contributions with respect to a Plan Year shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of (1) income or loss for the Plan Year allocable to Matching Contributions, Discretionary Matching Contributions and amounts treated as Matching Contributions, if any, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of
          (i) the total account balance of the Participant attributable to Matching Contributions, Discretionary

          Matching Contributions and amounts treated as Matching Contributions, if any, as of the beginning of the Plan Year, plus (ii) the Participant's Matching Contributions, Discretionary Matching Contributions, and amounts treated as Matching Contributions, if any, for the Plan Year and for the Gap Period, and (2) ten percent of the amount determined under (1) above multiplied by the number of whole calendar months that have elapsed during the Gap Period. When calculating the number of calendar months in (2) above, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the first day of the next subsequent month. For purposes of this subsection, the term "Gap Period" means the period between the end of the Plan Year and the date of distribution.

          9.   Section 3.15 is deleted in its entirety and the following

     is substituted therefor:


               Section 3.15.  Distributions of Excess Deferrals.

               (a) In General. Excess Deferrals by a Participant shall be distributed to such Participant no later than the first April 15 following the close of the Participant's taxable year, unless the Participant notifies the Plan that such Excess Deferrals or a portion thereof shall be distributed from a plan other than the Plan. Notice under the preceding sentence must be submitted to the Plan Administrator in writing no later than the first March 1 following the close of the Participant's taxable year. Notwithstanding the foregoing, a Participant is deemed to have notified the Plan of Excess Deferrals for the taxable year taking into account only Salary Reduction Contributions under the Plan.

               (b) Excess Deferrals. The term "Excess Deferrals" means, with respect to a Participant, Salary Reduction Contributions, together with other elective deferrals (as defined in Section 402(g)(3) of the Code), in excess of the dollar limitation under Section 3.01(c). Excess Deferrals also shall include the income allocable to the excess described in the preceding sentence. The income allocable to Excess Deferrals shall be determined in accordance with subsection (c).

               (c) Allocable Income/Loss. A Participant's Excess Deferrals with respect to a taxable year shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals is the sum of (1) income or loss for the taxable year allocable to Salary Reduction
          Contributions multiplied by a fraction, the numerator of which is the Participant's Excess Deferrals for the taxable year and the denominator of which is the sum of
          (i) the total account balance of the Participant attributable to Salary Reduction Contributions as of the beginning of the taxable year, plus (ii) the Participant's Salary Reduction Contributions for the taxable year and for the Gap Period, and (2) ten percent of the amount determined under (1) above, multiplied by the number of whole calendar months that have elapsed during the Gap Period. When calculating the number of calendar months in (2), a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the first day of the next subsequent month. For purposes of this subsection, the term "Gap Period" means the period between the end of the taxable year and the date of distribution.

          10.  Section 3.16 is hereby deleted in its entirety and

     the following is substituted therefor:

               Section 3.16.  Coordinating Corrective
          Distributions.

               (a) Correcting Excess Deferrals After Distributing Excess Contributions. The amount of Excess Deferrals that may be distributed under Section 3.15 with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year.

               (b)  Correcting Excess Contributions After
          Distributing Excess Deferrals. The amount of Excess Contributions to be distributed under Section 3.12(a) with respect to a Participant for a Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant for the Participant's taxable year ending with or within such Plan Year.

          11.  The following is hereby inserted after the first

     sentence of the first paragraph of Section 5.09:

               Only those Participants who are employed by the Company shall be permitted to apply for such withdrawals. Participants who are retired, terminated, on leave of absence or on layoff will not be permitted distributions under this Section.

          12.  Section 5.10(a) is deleted in its entirety and the

     following is substituted therefor:



               (a) Trustees May Make Loans. Upon the written direction of the Plan Administrator, the Trustees shall make loans to Participants, who are employed by the Company, pursuant to the terms and conditions set forth in this Section and any additional rules that may be adopted. Such loans shall be made available to Participants who are on the active payroll of the Company on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Participants. Also loans shall not be made available to Participants who are retired, terminated, on leave of absence or on layoff.


          The effective date of this amendment is January 1,

1992.  In all other respects the Plan shall remain unchanged.



          IN WITNESS WHEREOF, the Company has caused this

instrument to be executed on this 26th day of February, 1993.




                               FISHER-PRICE, INC.


                               By /s/ Rodney V. Campbell
                                  ----------------------
                                  Rodney V. Campbell


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